The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5) Registration No. 333-233766
PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated September 24, 2019)

Subject to Completion, dated November 13, 2019

Kadmon Holdings, Inc.

                           Shares of Common Stock

We are offering          shares of common stock, par value $0.001 per share, in this offering. The purchase price for each share of common stock is $         .

Our common stock is listed on the New York Stock Exchange (“NYSE”) under  the symbol “KDMN”. On November 12, 2019, the last reported sale price of our common stock on NYSE was $3.69 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, see “Risk Factors” beginning on page S-6 of this prospectus supplement and page 4 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Kadmon Holdings, Inc. (before expenses)	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters in connection with this offering.

We have granted the underwriters an option to purchase up to an additional          shares of common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. If the underwriters exercise their option to purchase additional shares in full, the total underwriting discounts and commissions payable by us will be $          and the total proceeds to us, before deducting expenses payable by us, will be $          .

Delivery of the shares of common stock is expected to be made on or about           , 2019.

Joint Book-Running Managers

ferries
Jefferies	Cantor

Co-Lead Managers

H.C. Wainwright & Co.	Oppenheimer & Co.

Prospectus Supplement dated        , 2019.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which contains specific information about the terms of this offering. The second is the accompanying prospectus, which provides you with general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

Except where the context otherwise requires or where otherwise indicated, the terms “Kadmon,” “we,” “us,” “our,” “our company” and “our business” refer to Kadmon Holdings, Inc., formed on July 26, 2016.

We have not, and any underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or the solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, those representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding future capital expenditures and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the following:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;
•	our ability to advance product candidates into, and successfully complete, clinical trials;
•	our reliance on the success of our product candidates;
•	the timing or likelihood of regulatory filings and approvals;
•	our ability to expand our sales and marketing capabilities;
•	the commercialization, pricing and reimbursement of our product candidates, if approved;
•	the implementation of our business model, strategic plans for our business, product candidates and technology;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;
•	cost associated with defending or enforcing, if any, intellectual property infringement, misappropriation or other intellectual property violation, product liability and other claims;
•	regulatory and governmental policy developments in the United States, Europe and other jurisdictions;
•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;
•	our ability to maintain and establish collaborations or obtain additional grant funding;
•	the rate and degree of market acceptance, if any, of our product candidates, if approved;
•	developments relating to our competitors and our industry, including competing therapies;
•	our ability to effectively manage our anticipated growth;
•	our ability to attract and retain qualified employees and key personnel;
•	our ability to achieve cost savings and benefits from our efforts to streamline our operations and to not harm our business with such efforts;
•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act (the “JOBS Act”);
•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;
•	litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements not covered by insurance;
•	our expected use of cash and cash equivalents and other sources of liquidity, including our expected use of proceeds from this offering;
•	our ability to repay, amend or refinance our credit agreement with Perceptive Credit Opportunities Fund, L.P., as amended, due July 1, 2020 (the “2015 Credit Agreement”);
•	the future trading price of shares of our common stock and the impact of securities analysts’ reports on these prices;
•	the future trading price of our investments and our potential inability to sell those securities;
•	our ability to apply unused federal and state net operating loss carryforwards against future taxable income; and
•	other risks and uncertainties, including those listed under the heading “Risk Factors.”

S-iii

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are only predictions, and we may not actually achieve the plans, intentions or expectations included in our forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Additional factors are discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus supplement, and does not contain all of the information that you should consider before deciding to invest in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Company Overview

We are a biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics to address significant unmet medical needs, with a near-term clinical focus on inflammatory and fibrotic diseases, as well as immuno-oncology. We leverage our multi-disciplinary research and development team members to identify and pursue a diverse portfolio of novel product candidates, both through in-licensing products and employing our small molecule and biologics platforms. We believe that we have the ability to progress these candidates ourselves while maintaining flexibility for commercial and licensing arrangements. We expect to continue to progress our clinical candidates and have further clinical trial events to report in the remainder of 2019 and in 2020.

Our Pipeline

Our Strategy

Our goal is to develop innovative therapies for significant unmet medical needs. Our key strategies to achieve this goal are listed below:

•

Advance KD025 for the treatment of autoimmune and inflammatory diseases. We are currently conducting a pivotal trial, ROCKstar (KD025-213), of KD025 in patients with chronic graft-versus-host disease (“cGVHD”) who have received at least two prior lines of systemic therapy, and we completed enrollment of the trial in August 2019. As further discussed in “—Recent Developments—Topline Results from Interim Analysis of ROCKstar (KD025-213)” below, we recently announced positive topline results from the planned interim analysis of the trial. We also initiated a Phase 2 clinical trial of KD025 in systemic sclerosis in July 2019. In addition, we are conducting a proof-of-concept clinical trial of KD025 in idiopathic pulmonary fibrosis and anticipate that data from that trial, if positive, will support our ongoing development of KD045, our pan-ROCK inhibitor, for the treatment of fibrotic diseases.

•

Develop KD033 for the treatment of cancer. We plan to submit an Investigational New Drug (“IND”) application for KD033, our anti-PD-L1/IL-15 fusion protein for the treatment of cancer, in the fourth quarter of 2019 and initiate a first-in-human clinical trial of KD033 in the first half of 2020.

•	Develop KD045 for the treatment of fibrotic diseases. We expect to complete our ongoing IND-enabling activities of KD045, our pan-ROCK inhibitor, in the fourth quarter of 2019.
•

Leverage our research platforms to develop new product candidates. In addition to KD045 and KD033, we intend to use our small molecule and biologics research platforms to develop new therapies in the areas of inflammation and fibrosis, autoimmunity and immuno-oncology.

Recent Developments

Topline Results from Interim Analysis of ROCKstar (KD025-213)

On November 11, 2019, we issued a press release announcing positive topline results from the planned interim analysis of ROCKstar (KD025-213), our fully enrolled pivotal trial evaluating KD025 in patients with cGVHD who have received at least two prior lines of systemic therapy. The trial met the primary endpoint of Overall Response Rate (“ORR”) as of the interim analysis, which was conducted as scheduled two months after completion of enrollment.

KD025 showed statistically significant ORRs of 64% with KD025 200 mg once daily (95% Confidence Interval (“CI”): 51%, 75%; p<0.0001) and 67% with KD025 200 mg twice daily (95% CI: 54%, 78%; p<0.0001). KD025 has been well tolerated and adverse events have been consistent with those expected in the patient population.

KD025-213 is an ongoing open-label trial of KD025 in adults and adolescents with cGVHD who have received at least two prior lines of systemic therapy. Patients were randomized to receive KD025 200 mg once daily or KD025 200 mg twice daily, enrolling 66 patients per arm. Statistical significance is achieved if the lower bound of the 95% CI of ORR exceeds 30%, which was achieved in both arms of the trial at the interim analysis.

While the ORR endpoint was met at the interim analysis, the primary analysis of the KD025-213 study will occur in the first quarter of 2020, six months after completion of enrollment.

Updated Results from Phase 2a Clinical Trial (KD025-208)

In December 2019, we will present updated data from KD025-208, our Phase 2a clinical trial of KD025 in cGVHD, at the 61st American Society of Hematology Annual Meeting. The updated data were based on a new data cut-off with approximately six months of additional follow-up. The updated data showed continued improvement, with the ORR increasing to 65% from 59% across all three cohorts. Responses were observed in all affected organ systems, including organs with fibrotic disease. Kaplan-Meier median duration of response increased to 34 weeks, from 28 weeks. KD025 was well tolerated, with no increased risk of infection observed. Twenty-four percent of the patients in the trial have remained on KD025 therapy for more than 1.5 years as of June 30, 2019.

BioNova Strategic Partnership

In November 2019, we announced a strategic partnership with BioNova Pharmaceuticals Ltd. (“BioNova”) to form a joint venture to exclusively develop and commercialize KD025, our lead product candidate, for the treatment of graft-versus-host disease (“GVHD”) in the People’s Republic of China. The joint venture, which is known as BK Pharmaceuticals Limited, is domiciled in Hong Kong, with shared oversight between us and BioNova.

Under the terms of the transaction agreements, we will receive an upfront payment and are eligible to receive development, regulatory and commercial milestone payments upon the occurrence of specified events. In aggregate, the upfront payment and potential milestones could total up to $45.0 million over the term of the agreements. In addition, we are eligible to receive double-digit percentage royalty payments on sales of KD025 for GVHD in China.

Risk Factors

An investment in our common stock involves risk. You should carefully consider the information set forth in the section of this prospectus supplement under the heading “Risk Factors” beginning on page S-6, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in our common stock.

Company Information

Our principal executive offices are located at 450 East 29th Street, New York, New York 10016, and our telephone number is 1-833-900-5366. Our website address is www.kadmon.com. We make available on or through our website certain reports and amendments to those reports that we file with, or furnish to, the U.S. Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or any other filings we make with the SEC.

The Offering

Shares of common stock offered by us	shares.

Option to purchase additional shares of common stock

The underwriters have an option to purchase up to an additional           shares of common stock from us at the public offering price, less underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Shares of common stock to be outstanding following this offering(1)	shares (or shares if the underwriters elect to exercise in full their option to purchase additional shares from us).

Use of proceeds

We intend to use the net proceeds from this offering for the clinical development of our lead product candidates, discovery, research and preclinical studies of our other product candidates, and other general corporate purposes. See “Use of Proceeds” on page S-13.

Risk factors

Your investment in shares of our common stock involves substantial risks. You should consider the matters referred to under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein and therein from our filings with the SEC.

New York Stock Exchange symbol	“KDMN”

(1)	The number of shares of common stock shown above to be outstanding following this offering is based on 129,634,540 shares outstanding as of September 30, 2019, and excludes:

•

10,709,752 shares of common stock issuable upon exercise of stock options, not including performance stock options, outstanding as of September 30, 2019 at a weighted-average exercise price of $5.73 per share pursuant to awards under our Amended and Restated 2016 Equity Incentive Plan (our “Equity Incentive Plan”);

•

1,290,000 shares of common stock issuable upon exercise of performance stock options outstanding as of September 30, 2019 at a weighted-average exercise price of $4.06 per share pursuant to awards under our Equity Incentive Plan;

•	11,999,852 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2019 at a weighted-average exercise price of $5.95 per share;
•	3,493,002 shares of common stock issuable upon conversion of our convertible preferred stock as of September 30, 2019;
•	4,194,386 shares of common stock available for future issuance under our Equity Incentive Plan as of September 30, 2019;
•	2,456,314 shares of common stock available for future issuance under our Amended and Restated 2016 Employee Stock Purchase Plan as of September 30, 2019;
•

9,750 equity appreciation rights units (“EARs”) issued under our 2014 Long-Term Incentive Plan, as amended (“2014 LTIP”), as of September 30, 2019, which are payable at our option in 3,478,057 shares of common stock; and

•

the shares of common stock issuable upon exercise of 835,000 stock appreciation rights (“SARs”) outstanding as of September 30, 2019, at a weighted average exercise price of $3.64 per share, pursuant to awards under our Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise or conversion of the options, warrants, SARs, EARs or convertible preferred stock described above; and

•	no exercise of the option granted to the underwriters to purchase up to additional shares of common stock from us.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider and evaluate the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, together with the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to purchase our common stock. Any of the risks we set forth herein or therein could cause our business, financial condition or operating results to suffer. The trading price of our shares could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

We expect that our stock price will fluctuate significantly.

The trading prices of the securities of pharmaceutical and biotechnology companies have been highly volatile. The trading price of our common stock also may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section, these factors include:

•	adverse results or delays in the planned clinical trials of our product candidates or any future clinical trials we may conduct, or changes in the development status of our product candidates;
•

any delay in our regulatory filings for our product candidates and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such filings, including without limitation the U.S. Food and Drug Administration’s issuance of a “refusal to file” letter or a request for additional information;

•

regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our products and product candidates, including clinical trial requirements for approvals;

•	our inability to obtain or delays in obtaining adequate product supply for any approved product or inability to do so at acceptable prices;
•	failure to commercialize our product candidates once approved or if the size and growth of the markets we intend to target fail to meet expectations;
•	additions or departures of key scientific or management personnel;
•	unanticipated serious safety concerns related to the use of our product candidates;
•

introductions or announcements of new products offered by us or significant acquisitions, strategic collaborations, joint ventures or capital commitments by us, our collaborators or our competitors and the timing of such introductions or announcements;

•	our ability or inability to effectively manage our growth;
•	changes in the structure of healthcare payment systems;
•	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;
•	publication of research reports about us or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;
•	market conditions in the pharmaceutical and biotechnology sectors or the economy generally;
•	our ability or inability to raise additional capital through the issuance of equity or debt or collaboration arrangements and the terms on which we raise it;
•	trading volume of our common stock;
•	disputes or other developments relating to our proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies; and
•	significant lawsuits, including patent or stockholder litigation.

The stock market in general, and trading prices for the securities of biopharmaceutical companies like ours in particular, have from time to time experienced volatility that often has been unrelated to the operating performance of the underlying companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. Stock prices of many biopharmaceutical companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In several recent situations when the trading price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, the defense and disposition of the lawsuit could be costly and divert the time and attention of our management and harm our operating results.

If securities or industry analysts do not publish research reports about our business, or if they issue an adverse opinion about our business, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts who cover us issues an adverse opinion about our company, our stock price would likely decline. If one or more of these analysts ceases research coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We intend to use the net proceeds from this offering for the clinical development of our lead product candidates, discovery, research and preclinical studies of our other product candidates, and other general corporate purposes. Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

If you purchase our common stock in this offering, you will experience immediate and substantial dilution in the book value of your shares.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering.

Based on (i) the public offering price of $         per share of common stock in this offering, (ii) the estimated net proceeds we will receive from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and (iii) the net tangible book value per share of our common stock of $0.59 as of September 30, 2019, if you purchase shares of common stock in this offering, you will experience immediate and substantial dilution of $         per share in the net tangible book value of common stock purchased. To the extent shares are issued under outstanding options, warrants, SARs, EARs or convertible preferred stock, you will incur further dilution. See “Dilution” for more information.

Future sales of our common stock or securities convertible into our common stock in the public market could cause our stock price to fall.

Our stock price could decline as a result of sales of a large number of shares of our common stock or securities convertible into our common stock or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Certain holders of our shares have rights requiring us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders, subject to certain conditions. Shares issued upon the exercise of stock options outstanding under our equity incentive plans or pursuant to future awards granted under those plans will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules, any applicable market stand‑off and lock‑up agreements, Rule 144 and Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”), as well as, to the extent applicable, under our existing registration statement on Form S-8.

Once we register the offer and sale of shares for the holders of registration rights and shares to be issued under our equity incentive plans, they can be freely sold in the public market upon issuance or resale (as applicable).

In addition, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise, or pursuant to our existing sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., dated August 4, 2017, pursuant to which we may issue shares of our common stock having an aggregate offering price of up to $50.0 million in “at-the-market” placements. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. Inferior internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, any future testing by us conducted in connection with Section 404 of the Sarbanes‑Oxley Act of 2002 (“Section 404”), or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement.

We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting, an obligation which would have begun with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering, (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. An independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

Shares of our convertible preferred stock are convertible into shares of our common stock and, upon conversion, will dilute your percentage of ownership.

Concurrently with the closing of our initial public offering, we issued 30,000 shares of our convertible preferred stock pursuant to an exchange agreement with holders under our senior secured convertible credit agreement, which has since terminated. Holders of our convertible preferred stock are entitled to receive a cumulative dividend at an annual rate of 5% of the sum of the original purchase price per share of convertible preferred stock plus any dividend arrearages. In addition, holders of our convertible preferred stock are entitled to receive dividends paid or payable on our common stock with respect to the number of shares of our common stock into which each share of convertible preferred stock is then convertible at the then applicable conversion price. Shares of our convertible preferred stock are convertible at any time at the option of the holder into shares of our common stock at a conversion price equal to their original purchase price plus any accrued but unpaid dividends. At September 30, 2019, 3,493,002 shares of our common stock were issuable upon conversion of our convertible preferred stock. The issuance of common stock upon our conversion of all of our outstanding convertible preferred stock would dilute the percentage ownership of holders of our common stock by approximately 2.7% as of September 30, 2019. The dilutive effect of the potential conversion of these securities may adversely affect our ability to obtain additional equity financing, whether or not the securities are ultimately converted.

Upon our liquidation, the holders of our convertible preferred stock would be entitled to be paid a liquidation preference, which under some circumstances will include a substantial premium.

In the event of a liquidation (as defined in the certificate of designations governing our convertible preferred stock), certain bankruptcy events or a failure to make any payment due on our or our subsidiaries’ indebtedness after giving effect to any applicable cure period, the holders of the convertible preferred stock will be entitled to payment of a liquidation preference. The liquidation preference for each share of convertible preferred stock will equal the greater of (i) (A) (I) the original purchase price per share of convertible preferred stock plus dividend arrearages thereon in cash plus (II) any dividends accrued and unpaid thereon from the last dividend payment date to the date of the final distribution to such holder plus (B) in the majority of the events identified in the previous sentence, a premium equal to 20.2% of the amount described in clause (i)(A) of this sentence at such time or (ii) an amount per share of convertible preferred stock equal to the amount which would have been payable or distributable if each share of convertible preferred stock been converted into shares of our common stock immediately before the liquidation event.

Until the holders of our convertible preferred stock have been paid their liquidation preference in full, no payment will be made to any holder of common stock. If our assets, or the proceeds from their sale, distributable among the holders of our convertible preferred stock are not sufficient to pay the liquidation preference in full and the liquidating payments on any parity securities, then those assets or proceeds will be distributed among the holders of our convertible preferred stock and those parity securities on a pro rata basis. In that case, there would be no assets or proceeds remaining to be distributed to holders of our common stock, which would have a material adverse effect on the trading price of our common stock.

The holders of our convertible preferred stock are entitled to have their shares of convertible preferred stock redeemed at a substantial premium in certain events.

Our convertible preferred stock is redeemable if we or our significant subsidiaries are the subject of certain bankruptcy events and upon the failure to make payments of amounts due on our or any of our subsidiaries’ indebtedness after giving effect to any applicable cure period. Upon the occurrence of any of these events, the holders of our convertible preferred stock shall, in their sole discretion, be entitled to receive an amount equal to the original purchase price per share of convertible preferred stock plus dividend arrearages thereon plus any dividends accrued and unpaid thereon from the last dividend payment date to, but excluding, the date of such redemption plus the premium described under the risk factor above captioned “—Upon our liquidation, the holders of our convertible preferred stock would be entitled to be paid a liquidation preference, which under some circumstances will include a substantial premium.” If we were to become obligated to redeem all or a substantial portion of the outstanding convertible preferred stock, that could have a material adverse effect on the trading price of our common stock.

Holders of our convertible preferred stock may exert substantial influence over us and may exercise their control in a manner adverse to your interests.

So long as shares of our convertible preferred stock remain outstanding, without the consent of at least a majority of the then-outstanding shares of our convertible preferred stock, we may not (i) authorize or approve the issuance of any convertible preferred stock, senior securities or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto) or authorize or create or increase the authorized amount of any convertible preferred stock, senior securities or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto); (ii) authorize or approve the purchase or redemption of any parity securities or junior securities; (iii) amend, alter or repeal any of the provisions of the certificate of designations governing our convertible preferred stock, our certificate of incorporation or our bylaws in a manner that would adversely affect the powers, designations, preferences and rights of  our convertible preferred stock; (iv) contract, create, incur, assume or suffer to exist any indebtedness or guarantee any such indebtedness with an aggregate value of more than $5,000,000 (subject to certain exceptions); or (v) agree to take any of the above actions. The holders of our convertible preferred stock have one vote for each share of common stock into which such holders’ shares could be converted at the time, and with respect to such vote, have voting rights and powers equal to the voting rights and powers of the holders of our common stock.

The certificate of designations governing our convertible preferred stock also provides that no amendment or waiver of any provision of the certificate of designations or our certificate of incorporation or bylaws shall, without the prior written consent of all holders of our convertible preferred stock who are known to us to hold, together with their affiliates, more than 5% of our convertible preferred stock then outstanding (i) reduce any amounts payable or that may become payable to holders of our convertible preferred stock; (ii) postpone the payment date of any amount payable to holders of our convertible preferred stock or waive or excuse any payment; (iii) modify or waive the conversion rights of our convertible preferred stock in a manner that would adversely affect any holder of our convertible preferred stock; or (iv) change any of the voting‑related provisions or any other provision of the certificate of designations specifying the number or percentage of holders of our convertible preferred stock which are required to waive, amend or modify any rights under the certificate of designations or make any determination or grant any consent under that document.

We will require additional capital in the future, which may not be available to us on favorable terms or at all. Issuances of our equity securities to provide this capital may dilute your ownership in us.

We will need to raise additional funds through public or private debt or equity financings in order to:

•	take advantage of expansion opportunities;
•	acquire complementary products, product candidates or technologies;
•	develop new products or technologies; and
•	respond to competitive pressures.

Any additional capital raised through the issuance of our equity securities or securities convertible or exchangeable into our equity securities may dilute your percentage ownership interest in us. New investors could also gain rights, preferences and privileges senior to those of holders of our existing equity securities. Furthermore, any additional financing we may need may not be available on terms favorable to us or at all. The unavailability of necessary financing could adversely affect our ability to execute our business strategy, including requiring us to delay, limit, reduce or terminate our product development or future commercialization efforts. We may not be able to comply with our 2015 Credit Agreement or refinance our debt under this facility before the maturity date of July 1, 2020, in which event our ability to continue our operations would be materially and adversely impacted.

Our principal stockholders and directors own a significant percentage of our stock and will be able to exercise significant influence over matters subject to stockholder approval.

Our executive officers, directors and holders of 5% or more of our capital stock, together with their respective affiliates, beneficially owned approximately 47.4% of our capital stock as of September 30, 2019, of which less than 1% was beneficially owned by our executive officers. Accordingly, our directors and principal stockholders are able to significantly influence the composition of our board of directors, retain significant voting power to approve matters requiring stockholder approval, including mergers and other business combinations, and continue to have significant influence over our operations. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us that you may believe are in your best interests as one of our stockholders. This in turn could have a material adverse effect on our stock price and may prevent attempts by our stockholders to replace or remove our board of directors or management.

Anti‑takeover provisions in our certificate of incorporation and under Delaware law could make an acquisition of us difficult, limit attempts by our stockholders to replace or remove our current management and adversely affect our stock price.

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our stock. Among other things, our certificate of incorporation and bylaws:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly‑created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken by written consent.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any stockholder owning in excess of 15.0% of our outstanding stock for a period of three years following the date on which the stockholder obtained such 15.0% equity interest in us.

We will continue to incur significant costs by being a public company.

As a public company, we incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. We also incur costs associated with corporate governance requirements, including requirements of the SEC and the NYSE. We expect these rules and regulations may increase our legal and financial compliance costs and may make some activities more time‑consuming and costly. We also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

When we cease to be an “emerging growth company” and when our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the trading price of our common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We are an “emerging growth company,” as defined in the JOBS Act, and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering, (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Our management has broad discretion in using cash and cash equivalents and our other capital resources.

We expect to continue to use our cash and cash equivalents and our other capital resources to fund the clinical development of our pipeline and for general corporate purposes. Our management has broad discretion in the application of our cash and cash equivalents and our other capital resources and could spend the funds in ways that do not improve our results of operations or enhance the value of our equity. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, diminish available cash flows available to service our debt, cause the value of our equity to decline and delay the development of our product candidates. Pending their use, we may invest cash and cash equivalents and our other capital resources in a manner that does not produce income or that loses value.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of existing or any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our equity securities will likely be your sole source of gain for the foreseeable future.

We could be classified as an inadvertent investment company.

We are not engaged in the business of investing, reinvesting or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, due to various strategic collaborations and corporate transactions customary in our industry, we own, and may come to own, securities of third parties. As such, there can be no assurance that we will be able to avoid being inadvertently deemed an investment company under the Investment Company Act of 1940 (the “Investment Company Act”). If we were deemed to be an investment company, we would be subject to burdensome compliance requirements and restrictions that would limit our activities, including limitations on our capital structure, our ability to sell our securities and our ability to transact business, which would have a material adverse effect on our financial condition and results of operations. To avoid being deemed an investment company, we may be required to sell certain of our investments or to conduct our business in a manner that does not subject us to the requirements of the Investment Company Act, which could have an adverse effect on our business, financial condition and results of operations.

Our ability to use our net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations.

As of January 1, 2019, we had unused net operating loss carryforwards for federal and state tax purposes of approximately $460.3 million and $404.3 million, respectively. These net operating loss carryforwards expire at various dates through December 31, 2037, with the exception of approximately $44.0 million of the federal net operating loss carryforwards, which will not expire.

Our future utilization of net operating loss carryforwards may be limited due to changes in ownership. In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), if an “ownership change” occurs, utilization of our pre-change net operating loss carryforwards will be subject to an annual limitation. An ownership change for purposes of Section 382 of the Code occurs when certain significant shareholders or groups of shareholders increase their aggregate ownership of our stock over a three-year period by more than 50 percentage points over their lowest percentage of stock ownership. The annual limitation generally is determined by multiplying the value of our stock at the time of such ownership change (subject to certain adjustments) by the applicable long-term tax-exempt rate, which is published each month by the Internal Revenue Service. Similar limitations on the use of net operating loss carryforwards will apply for state income tax purposes if a substantial shift in our stock ownership occurs. These limitations may result in expiration of a portion of the pre-change net operating loss carryforwards before utilization and may be substantial.

We expect that we will experience an ownership change under Section 382 of the Code as a result of this offering. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset United States federal taxable income may be subject to limitations, which could potentially result in increased future federal income tax liability to us. Similar limitations may affect our state income tax liability.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our shares of common stock will be approximately $           million (or $            million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated fees and expenses payable by us.

We intend to use the net proceeds from this offering for the development of our lead product candidates, discovery, research and preclinical studies of our other product candidates, and other general corporate purposes.

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing, investment-grade securities, certificates of deposit and government securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2019 on:

•	on an actual basis; and
•

on an as adjusted basis to give effect to this offering and the receipt of the estimated net proceeds by us as described under “Use of Proceeds,” after deducting underwriting discounts and commissions and estimated offering fees and expenses payable by us.

You should read the information set forth in the table below in conjunction with our financial statements, including the related notes, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is incorporated by reference into this prospectus supplement.

	As of September 30, 2019
	Actual	As Adjusted
	(unaudited)
	(in thousands, except share data)

Cash, cash equivalents and investment, equity securities	$122,511	$
Secured term debt—current	$27,763	$
Convertible preferred stock, $0.001 par value; 10,000,000 shares authorized; 28,708 shares issued and outstanding	41,915
Common stock, $0.001 par value; 400,000,000 shares authorized; 129,634,540 and shares issued and outstanding on an actual and as adjusted basis, respectively	130
Additional paid-in capital	358,905
Accumulated deficit	(320,826)
Total stockholders’ equity	80,124
Total capitalization	$107,887	$

The table above excludes:

•

10,709,752 shares of common stock issuable upon exercise of stock options, not including performance stock options, outstanding as of September 30, 2019 at a weighted-average exercise price of $5.73 per share pursuant to awards under our Equity Incentive Plan;

•

1,290,000 shares of common stock issuable upon exercise of performance stock options outstanding as of September 30, 2019 at a weighted-average exercise price of $4.06 per share pursuant to awards under our Equity Incentive Plan;

•	11,999,852 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2019 at a weighted-average exercise price of $5.95 per share;
•	3,493,002 shares of common stock issuable upon conversion of our convertible preferred stock as of September 30, 2019;
•	4,194,386 shares of common stock available for future issuance under our Equity Incentive Plan as of September 30, 2019;
•	2,456,314 shares of common stock available for future issuance under our 2016 Employee Stock Purchase Plan as of September 30, 2019;
•	9,750 EARs issued under our 2014 LTIP as of September 30, 2019, which are payable at our option in 3,478,057 shares of common stock; and
•

the shares of common stock issuable upon exercise of 835,000 SARs outstanding as of September 30, 2019, at a weighted average exercise price of $3.64 per share, pursuant to awards under our Equity Incentive Plan.

DILUTION

If you invest in our common stock in this offering, you will experience immediate dilution to the extent of the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our historical net tangible book value as of September 30, 2019 was $76.5 million, or $0.59 per share of our common stock. Historical net tangible book value represents the amount of our total tangible assets, which we calculate as our total assets, less goodwill, less our total liabilities, divided by 129,634,540 shares of our common stock then outstanding.

After giving effect to the sale of          shares of common stock by us in this offering at the public offering price of $             per share, less underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been $             million, or $             per share. This represents an immediate increase in as adjusted net tangible book value of $             per share to existing stockholders and immediate dilution of $              per share to new investors purchasing common stock in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after giving effect to this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis.

Public offering price per share		$
Historical net tangible book value per share as of September 30, 2019	$0.59
Increase in net tangible book value per share attributable to new investors participating in this offering
As adjusted net tangible book value per share after giving effect to this offering
Dilution per share to new investors participating in this offering		$

If the underwriters exercise their option to purchase additional shares in full, our as adjusted net tangible book value per share after giving effect to this offering would be $          per share and the dilution per share to new investors would be $          per share.

To the extent that outstanding options, warrants, SARs or EARs are exercised or our convertible preferred stock is converted into common stock, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations, including pursuant to our existing Sales Agreement. To the extent that we raise additional capital through the sale of common stock or securities exercisable or convertible into common stock, the issuance of such securities may result in further dilution of our stockholders.

The discussion above is based on 129,634,540 shares outstanding as of September 30, 2019 and excludes:

•

10,709,752 shares of common stock issuable upon exercise of stock options, not including performance stock options, outstanding as of September 30, 2019 at a weighted-average exercise price of $5.73 per share pursuant to awards under our Equity Incentive Plan;

•

1,290,000 shares of common stock issuable upon exercise of performance stock options outstanding as of September 30, 2019 at a weighted-average exercise price of $4.06 per share pursuant to awards under our Equity Incentive Plan;

•	11,999,852 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2019 at a weighted-average exercise price of $5.95 per share;
•	3,493,002 shares of common stock issuable upon conversion of our convertible preferred stock as of September 30, 2019;
•	4,194,386 shares of common stock available for future issuance under our Equity Incentive Plan as of September 30, 2019;
•	2,456,314 shares of common stock available for future issuance under our 2016 Employee Stock Purchase Plan as of September 30, 2019;
•	9,750 EARs issued under our 2014 LTIP as of September 30, 2019, which are payable at our option in 3,478,057 shares of common stock; and
•

the shares of common stock issuable upon exercise of 835,000 SARs outstanding as of September 30, 2019, at a weighted average exercise price of $3.64 per share, pursuant to awards under our Equity Incentive Plan.

Material UNITED STATES Federal TAX CONSIDERATIONS

The following discussion describes material United States federal income and estate tax considerations relating to the acquisition, ownership and disposition of common stock by a non-U.S. Holder (as defined below) that acquires our common stock in this offering and holds it as a capital asset. This discussion is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. These tax laws are subject to change, possibly with retroactive effect, and are subject to differing interpretations that could affect the tax consequences described herein. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This section does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that, for United States federal income tax purposes, is:

•	a non-resident alien individual;
•	a foreign corporation;
•	an estate the income of which is not subject to United States federal income taxation regardless of its source; or
•

a trust that does not have in effect a valid election under the Treasury regulations to be treated as a United States person and either (1) no court within the United States is able to exercise primary supervision over the trust’s administration or (2) no United States person has the authority to control all substantial decisions of that trust.

This discussion does not address all aspects of United States federal income taxation that may be applicable to stockholders in light of their particular circumstances or status (including, for example, banks and other financial institutions, insurance companies, brokers and dealers in securities or currencies, traders that have elected to mark securities to market, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, corporations that accumulate earnings to avoid United States federal income tax, tax-exempt organizations, pension plans, persons that hold our common stock as part of a straddle, hedge or other integrated investment, persons subject to alternative minimum tax, certain United States expatriates, and foreign governments or instrumentalities thereof). In addition, this discussion does not address the potential application of the alternative minimum tax.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a person treated as a partner in the partnership for United States federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Partnerships (and other entities or arrangements so treated for United States federal income tax purposes) and their partners should consult their own tax advisors.

This discussion addresses only non-U.S. holders and does not discuss any tax considerations other than United States federal income tax and certain United States federal estate tax considerations. Prospective investors are urged to consult their own tax advisors regarding the United States federal, state and local, and foreign tax consequences of the purchase, ownership and disposition of our common stock, including the effect of any applicable income or estate tax treaty.

Dividends

As discussed above, we do not currently expect to pay dividends. If we do make a distribution of cash or property with respect to our common stock, any such distribution generally will constitute a dividend for United States federal income tax purposes, except as described below. Subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding,” and except as described below, any such dividends paid to a non-U.S. holder generally will be subject to withholding tax at a 30% rate or at a lower rate under an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. In order to receive a reduced treaty withholding tax rate, a non-U.S. holder must furnish to us or our paying agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) prior to payment of the dividend, certifying under penalties of perjury that the non-U.S. holder is entitled to a reduction in withholding under an applicable income tax treaty.  A non-U.S. holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. A non-U.S. holder that is eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing a refund claim with the IRS.

If a dividend is “effectively connected” with the conduct of a trade or business in the United States of the non-U.S. holder (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the non-U.S. holder is exempt from the withholding tax described above provided that the holder has furnished to us or our paying agent an IRS Form W-8ECI (or applicable successor form), certifying under penalties of perjury that the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained in the United States). “Effectively connected” dividends will be subject to United States federal income tax at the graduated rates that also apply to U.S. persons. A corporate non-U.S. holder may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or at a lower rate under an applicable income tax treaty) with respect to its “effectively connected” dividends.

To the extent a distribution with respect to our common stock exceeds our current or accumulated earnings and profits, as determined under United States federal income tax principles, the distribution will be treated, first, as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s adjusted tax basis in our common stock, and, thereafter, as capital gain, which is subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition.”

Gain on Sale, Exchange or Other Taxable Disposition

Subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding,” a non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain realized upon a sale, exchange or other taxable disposition of our common stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than a distribution for United States federal income tax purposes) unless:

•

the gain is “effectively connected” with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States), in which case the non-U.S. holder generally will be subject to United States federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the United States and, if the non-U.S. holder is a corporation for United States federal income tax purposes, may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate under an applicable income tax treaty) on its “effectively connected” gains;

•

the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other conditions, in which case the non-U.S. holder generally will be subject to United States federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.-source capital losses for the year; or

•

we are or have been a “United States real property holding corporation” or USRPHC (as described below) at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period for our common stock (the “relevant period”) and the non-U.S. holder (i) disposes of our common stock during a calendar year when our common stock are no longer regularly traded on an established securities market or (ii) owned (directly, indirectly and constructively) more than 5% of our common stock at any time during the relevant period, in which case such a non-U.S. holder will be subject to tax on the gain on the disposition of our common stock generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

We believe we currently are not, and we do not anticipate becoming, a USRPHC for United States federal income tax purposes. Generally, a corporation is a USRPHC only if the fair market value of its United States real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

FATCA Withholding

Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on dividends paid on our common stock to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our common stock by, a foreign entity if the foreign entity is:

•

a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•

a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our common stock and, after December 31, 2018, to payments of gross proceeds from a sale or other disposition of our common stock. Withholding agents may, however, rely on recently proposed Treasury regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not us, will determine whether or not to implement gross proceeds FATCA withholding after December 31, 2018.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Stockholders of our common stock should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of our common stock.

Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Except as described below, a non-U.S. holder generally will be exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our common stock effected at a United States office of a broker, as long as the payor or broker does not have actual knowledge or reason to know that the holder is a United States person and has furnished to the payor or broker:

•	a valid IRS Form W-8BEN or Form W-8BEN-E on which the non-U.S. holder certifies, under penalties of perjury, that it is a non-United States person; or
•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury regulations,

or the non-U.S. holder otherwise establishes an exemption.

However, we must report annually to the IRS and to non-U.S. holders the amount of dividends paid to them and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the respective non-U.S. holder resides under the provisions of an applicable income tax treaty.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a non-U.S. holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by the non-U.S. holder in the United States;
•	the payment of proceeds or the confirmation of the sale is mailed to the non-U.S. holder at a United States address; or
•	the sale has some other specified connection with the United States as provided in the Treasury regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the non-U.S. holder otherwise establishes an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;
•	a “controlled foreign corporation” for United States federal income tax purposes;
•	a foreign person 50% or more of the whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or
•

a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

Backup withholding is not an additional tax. A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the non-U.S. holder’s income tax liability by timely filing a refund claim with the IRS.

Federal Estate Taxes

The estates of nonresident alien decedents generally are subject to United States federal estate tax on property with a United States situs. Because we are a United States corporation, our common stock will be United States situs property and therefore will be included in the taxable estate of a nonresident alien decedent at the time of the decedent’s death, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. An estate tax credit is available to reduce the net tax liability of a nonresident alien’s estate, but the estate tax credit for a nonresident alien is generally much smaller than the applicable credit for computing the estate tax of a United States resident. Nonresident aliens should consult their personal tax advisors regarding the United States federal estate tax consequences of owning our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement among us and Jefferies LLC and Cantor Fitzgerald & Co., as representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC
Cantor Fitzgerald & Co.
H.C. Wainwright & Co., LLC
Oppenheimer & Co. Inc.
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in our common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for our common stock, that you will be able to sell any of our common stock held by you at a particular time, or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of our common stock subject to their acceptance of shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $           per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price per share of common stock, the underwriting discounts and commissions that we are to pay the underwriters with respect to each share of common stock, and the proceeds, before estimated expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share		Total
	Without	With	Without	With
	Option to	Option to	Option to	Option to
	Purchase	Purchase	Purchase	Purchase
	Additional	Additional	Additional	Additional
	Shares	Shares	Shares	Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds to us (before expenses)	$	$	$	$

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $           . We have also agreed to reimburse the underwriters for certain of their expenses, including an amount not to exceed $            in connection with the clearance of this offering with the Financial Industry Regulatory Authority, Inc.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “KDMN.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for a period of 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional                  shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares of common stock than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

Our executive officers and directors have agreed that, subject to specified exceptions, for a period of 90 days after the date of this prospectus supplement, they will not, directly or indirectly, without the prior written consent of Jefferies LLC, dispose of or hedge any shares or other equity interests or any securities convertible into or exercisable or exchangeable for our common stock. Jefferies LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time or from time to time.  There are no existing agreements between the underwriters and any of our executive officers or directors who have executed a lock-up agreement providing consent to the sale of securities prior to the expiration of the lock-up period. We have also agreed that, subject to specified exceptions, we will not sell or dispose of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and Cantor Fitzgerald & Co.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions, or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the New York Stock Exchange in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In addition, Cantor Fitzgerald & Co. is the agent under our existing Sales Agreement. Under the Sales Agreement, we may offer and sell, from time to time, shares of our common stock through Cantor Fitzgerald & Co. in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Canada

Resale Restrictions

The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;
•	where required by law, the purchaser is purchasing as principal and not as agent; and
•	the purchaser has reviewed the text above under “—Resale Restrictions.”

Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares should consult their own legal and tax advisers with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities and Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the company under Section 708(12) of the Corporations Act; or
•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Regulation (each referred to herein as a “Relevant Member State”), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;
•

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Regulation in that Relevant Member State and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”), and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”), or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation, or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Neither this prospectus supplement nor the accompanying prospectus has been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated, or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

France

The shares of common stock have not been and will not be offered or sold to the public in the Republic of France, and no offering or this prospectus supplement or any marketing materials relating to the shares of common stock must be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France.

The shares of common stock may only be offered or sold in the Republic of France pursuant to article L. 411-2-II of the French Code monétaire et financier to (i) providers of third party portfolio management investment services, (ii) qualified investors (investisseurs qualifiés) acting for their own account and/or (iii) a limited group of investors (cercle restreint d’investisseurs) acting for their own account, all as defined in and in accordance with articles L. 411-1, L. 411-2 and D. 411-1 to D.411-4, D.744-1 and D. 754-1 and D. 764-1 of the French Code monétaire et financier.

Prospective investors are informed that:

•

neither this prospectus supplement nor any other offering materials relating to the shares described in this prospectus supplement has been submitted for clearance to the French financial market authority (Autorité des marchés financiers);

•

neither this prospectus supplement nor any offering material relating to the shares has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the shares to the public in France within the meaning of article L. 411-1 of the French Code monétaire et financier;

•

individuals or entities referred to in article L. 411-2-II of the French Code monétaire et financier may participate in the offering, as provided under articles D.411-1, D.411-2, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; and

•

the direct and indirect distribution or sale to the public of the shares acquired by them may only be made in compliance with articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (“FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations, and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been and neither will be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person, which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the offering, us, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (referred to herein as the “Order”), and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus supplement, the accompanying prospectus, and their contents are confidential and should not be distributed, published, or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted, or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering, and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or the Dubai Financial Services Authority.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules to whom Exempt Offers can be made. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Covington & Burling LLP, New York, New York. Cooley LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Kadmon Holdings, Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (which report contains an explanatory paragraph regarding our ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the full informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read any document we file with the SEC, free of charge, on the SEC’s website, www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.kadmon.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or any other filings we make with the SEC.

Information Incorporated by Reference

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-37841) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 5, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 7, 2019;
•

the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2018 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 2, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January 23, 2019 (other than any portion thereof deemed furnished and not filed), February 5, 2019, February 7, 2019 (other than any portion thereof deemed furnished and not filed), February 11, 2019 (other than any portion thereof deemed furnished and not filed), March 22, 2019 (other than any portion thereof deemed furnished and not filed), May 16, 2019, July 9, 2019, August 30, 2019 (other than any portion thereof deemed furnished and not filed) and November 13, 2019 (other than any portion thereof deemed furnished and not filed); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 21, 2016, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement commencing on the date on which the document is filed.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to the Corporate Secretary, Kadmon Holdings, Inc., 450 East 29th Street, New York, NY 10016 (telephone: 1-833-900-5366). Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q may also be found on the Investor Relations portion of our website at investors.kadmon.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or any other filings we make with the SEC.

PROSPECTUS

Kadmon Holdings, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

and

7,339,019 Shares of Common Stock Offered by the Selling Stockholders

We may offer and sell, from time to time, common stock, preferred stock, debt securities, warrants, purchase contracts or units, or any combination of these securities. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents that are included in a sale of securities, and any applicable commissions or discounts, will be stated in a supplement to this prospectus. Specific amounts and terms of these securities will be provided in supplements to this prospectus. The aggregate initial offering price of all securities sold by us will not exceed approximately $200,000,000.

In addition, the selling stockholders named in this prospectus may, from time to time, offer and sell up to an aggregate of 7,339,019 shares of our common stock. We are registering these shares of our common stock pursuant to registration rights agreements that we entered into with certain of the selling stockholders. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “KDMN”. On September 23, 2019, the last sale price of our common stock as reported on the NYSE was $2.70 per share.

Investing in our securities involves significant risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which are incorporated herein by reference, the risk factors beginning on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement or free writing prospectus, concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2019.

i

About This Prospectus

Except where the context otherwise requires or where otherwise indicated, the terms “Kadmon,” “we,” “us,” “our,” “our company” and “our business” refer to Kadmon Holdings, Inc., formed under the laws of Delaware on July 26, 2016.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000 as described in this prospectus. In addition, under this shelf registration statement, the selling stockholders named in this prospectus may sell, from time to time, up to 7,339,019 shares of our common stock. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time that we or the selling stockholders offer and sell securities, we will provide a prospectus supplement or free writing prospectus to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference herein with respect to that offering. If there is any inconsistency between the information in this prospectus or in the documents that we have incorporated by reference herein and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus with respect to that offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement of which this prospectus forms a part. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We and the selling stockholders have not, and any underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any document incorporated by reference, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement or free writing prospectus to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

Prospectus Summary

This summary highlights certain information about our company, and does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement or free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement or free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

We are a biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics to address significant unmet medical needs, with a near-term clinical focus on autoimmune, inflammatory and fibrotic diseases. Our team, which has a proven track record of successful drug development and commercialization, identifies and develops novel candidates from our small molecule and biologics platforms as well as develops our in-licensed product candidates. By retaining global commercial rights to our lead product candidates, we believe that we have the ability to progress these candidates ourselves while maintaining flexibility for commercial and licensing arrangements.

Our principal executive offices are located at 450 East 29th Street, New York, New York 10016, and our telephone number is (212) 308-6000. Our website address is www.kadmon.com. We make available on or through our website certain reports and amendments to those reports that we file with, or furnish to, the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any other filings we make with the SEC.

Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding future capital expenditures and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the following:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;
•	our ability to advance product candidates into, and successfully complete, clinical trials;
•	our reliance on the success of our product candidates and approved products;
•	the timing or likelihood of regulatory filings and approvals;
•	our ability to expand our sales and marketing capabilities;
•	the commercialization, pricing and reimbursement of our approved products;
•	the implementation of our business model, strategic plans for our business, product candidates and technologies;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technologies;
•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;
•	cost associated with defending or enforcing, if any, intellectual property infringement, misappropriation or other intellectual property violation, product liability and other claims;
•	regulatory and governmental policy developments in the United States, Europe and other jurisdictions;
•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements with third parties;
•	our ability to maintain and establish collaborations or obtain additional grant funding;
•	the rate and degree of market acceptance, if any, of our approved products;
•	developments relating to our competitors and our industry, including competing therapies;
•	our ability to effectively manage our anticipated growth;
•	our ability to attract and retain qualified employees and key personnel;
•	our ability to achieve cost savings and benefits from our efforts to streamline our operations and to not harm our business with such efforts;
•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act;
•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;
•	litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements not covered by insurance;
•	our expected use of cash and cash equivalents and other sources of liquidity;
•	our ability to repay, amend or refinance our credit agreement with Perceptive Credit Opportunities Fund, L.P., as amended, due July 1, 2020 (the “2015 Credit Agreement”);
•	the future trading price of shares of our common stock and the impact of securities analysts’ reports on these prices;
•	the future trading price of our investments and our potential inability to sell those securities;
•	our ability to apply unused federal and state net operating loss carryforwards against future taxable income; and/or
•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

The forward-looking statements in this prospectus are only predictions, and we may not actually achieve the plans, intentions or expectations included in our forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Additional factors are discussed under the caption “Risk Factors” in this prospectus, as well as in all applicable prospectus supplements or free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Risk Factors

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or free writing prospectus that we may authorize to be provided to you in connection with an offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund our clinical development programs and for working capital, debt service and other general corporate and administrative purposes. We may also use a portion of any such net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own. However, as of the date of this prospectus, we have no current plans, commitments or agreements with respect to such material acquisitions. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Selling Stockholders

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders in our March 2017 private placement and those issuable to the selling stockholders upon conversion of the 5% convertible preferred stock held by selling stockholders who have registration rights under certain registration rights agreements. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the 5% convertible preferred stock, the selling stockholders have not had any material relationship with us within the past three years, unless otherwise indicated in the footnotes to the table below.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of the common stock held by each selling stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock and 5% convertible preferred stock as of September 23, 2019, assuming exercise of any outstanding warrants and conversion of the 5% convertible preferred stock held by the selling stockholder on that date, without regard to any limitation on exercise. The third column lists the number of shares of common stock being registered in this prospectus by each selling stockholder.

In accordance with the terms of registration rights agreements with the holders of shares of our common stock and 5% convertible preferred stock, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock previously issued to the selling stockholders and the shares of common stock issuable upon conversion of the 5% convertible preferred stock, determined as if such 5% convertible preferred stock were converted, as applicable, in full, in each case as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC. The fourth column assumes the sale of all of the shares included in this prospectus.

The selling stockholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
San Bernardino County Employees Retirement Association(1)	155,727	147,831	7,896
GT NM, L.P.(2)	74,738	67,614	7,124
GN3 SIP Limited(3)	376,015	359,762	16,253
GoldenTree 2004 Trust(4)	1,894,303	1,790,084	104,219
High Yield and Bank Loan Series Trust(5)	95,484	95,484	—
Perceptive Life Sciences Master Fund LTD(6)	13,165,746	2,903,571	10,262,175
Third Point Loan LLC(7)	9,407,745	1,488,095	7,919,650
Alexandria Venture Investments, LLC(8)	297,619	297,619	—
Macquarie Bank Limited(9)	276,488	154,645	121,843
SPCP Group, LLC(10)	132,872	34,314	98,558

(1)

The address for San Bernardino Country Employees Retirement Association is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of (a) 147,831 shares of common stock issuable upon conversion of convertible preferred stock and (b) 7,896 shares of common stock issuable upon exercise of outstanding warrants. GoldenTree Asset Management LP acts as investment manager for San Bernardino County Employees Retirement Association. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. San Bernardino Country Employees Retirement Association was a lender under our 2015 Credit Agreement. For more information regarding the 2015 Credit Agreement, including certain material terms, please see Note 5, “Debt,” in the notes to our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)

The address for GT NM, L.P. is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of (a) 67,614 shares of common stock issuable upon conversion of convertible preferred stock and (b) 7,124 shares of common stock issuable upon exercise of outstanding warrants. GoldenTree Asset Management LP acts as investment manager for GT NM, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. GT NM, L.P. was a lender under the 2015 Credit Agreement.

(3)

The address for GN3 SIP Limited is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of (a) 359,762 shares of common stock issuable upon conversion of convertible preferred stock and (b) 16,253 shares of common stock issuable upon exercise of outstanding warrants. GoldenTree Asset Management LP acts as investment manager for GN3 SIP Limited. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. Affiliates of GN3 SIP Limited were lenders under the 2015 Credit Agreement.

(4)

The address for GoldenTree 2004 Trust is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of (a) 1,790,084 shares of common stock issuable upon conversion of convertible preferred stock and (b) 104,219 shares of common stock issuable upon exercise of outstanding warrants. GoldenTree Asset Management LP acts as investment manager for GoldenTree 2004 Trust. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. Affiliates of GoldenTree 2004 Trust were lenders under the 2015 Credit Agreement.

(5)

The address for High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit) is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of 95,484 shares of common stock issuable upon conversion of convertible preferred stock. GoldenTree Asset Management LP acts as investment manager for High Yield and Bank Loan Series Trust. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. Affiliates of High Yield and Bank Loan Series Trust were lenders under the 2015 Credit Agreement.

(6)

The address for Perceptive Life Sciences Master Fund LTD is 51 Astor Place, 10th Floor, New York, NY 10003. Consists of (a) 12,636,333 shares of common stock and (b) 529,413 shares of common stock issuable upon exercise of outstanding warrants. Perceptive Advisors LLC serves as the investment manager for Perceptive Life Sciences Master Fund LTD. An affiliate of Perceptive Advisors LLC is a lender under the 2015 Credit Agreement. The largest aggregate principal amount outstanding under the 2015 Credit Agreement was $30.0 million as of September 23, 2019. As of September 23, 2019 we had paid $2.0 million in principal and $13.0 million in interest under the 2015 Credit Agreement, including amounts paid to an affiliate of Perceptive Advisors LLC.
(7)

The address for Third Point Loan LLC, Third Point LLC and Mr. Loeb is 390 Park Avenue, 14th Floor, New York NY 10022.  Consists of 9,407,745 shares of common stock. Third Point Loan LLC holds the securities listed herein as nominee for funds managed and/or advised by Third Point LLC and not in its individual capacity. Daniel S. Loeb is the Chief Executive Officer of Third Point LLC.  As a result of the relationships described in this footnote, Third Point LLC and Mr. Loeb may be deemed to be indirect beneficial owners of the securities listed herein as owned by Third Point Loan LLC. Each of Third Point LLC and Mr. Loeb disclaims beneficial ownership over the securities listed herein except to the extent of their pecuniary interest in such securities.

(8)

The address for Alexandria Venture Investments, LLC is 385 E. Colorado Blvd., Suite 299, Pasadena, CA 91101. Consists of 297,619 shares of common stock. ARE–East River Science Park, LLC, an affiliate of Alexandria Venture Investments, LLC, is the landlord under our corporate headquarters and laboratory lease in New York, New York. As of June 30, 2019, we owed approximately $21.7 million to be paid over the remaining term of this lease to ARE – East River Science Park, LLC. For more information regarding this lease, please see Note 15, “Commitments,” in the notes to our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018.

(9)

The address for Macquarie Bank Limited is 125 West 55th Street, New York, NY 10019. Consists of (a) 154,645 shares of common stock and (b) 121,843 shares of common stock issuable upon exercise of outstanding warrants.

(10)

The address for SPCP Group, LLC is Two Greenwich Plaza, Greenwich, CT 06830. Consists of (a) 34,314 shares of common stock and (b) 98,558 shares of common stock issuable upon exercise of outstanding warrants. Silver Point Capital, L.P. (“Silver Point”) is the investment manager of Silver Point Capital Fund, L.P. (“Onshore Fund”), Silver Point Capital Offshore Fund, Ltd. (“Offshore Fund”) and SPCP Group, LLC, a wholly-owned subsidiary of the Onshore Fund and the Offshore Fund (collectively, the “Funds”). Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point. Mr. Edward A. Mulé and Mr. Robert J. O’Shea are each members of Management and hold voting and dispositive power over the securities held by the Funds. By virtue of the relationships described in this footnote, each entity and individual named herein may be deemed to share beneficial ownership of all shares held by the other entities named herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of their individual pecuniary interests therein.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and certain provisions of our restated certificate of incorporation, our bylaws, the registration rights agreements to which we and certain of our stockholders are parties and the General Corporation Law of the State of Delaware. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation, bylaws, and registration rights agreements, copies of which are incorporated by reference into the registration statement of which this prospectus forms a part.

General

We are a Delaware corporation. We completed transactions on July 26, 2016 pursuant to which we converted into a Delaware corporation and changed our name from Kadmon Holdings, LLC to Kadmon Holdings, Inc. Our authorized share capital consists of 400,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share.

The following descriptions are summaries of important terms contained in our restated certificate of incorporation and our bylaws (our “Certificate of Incorporation” and “Bylaws,” respectively). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Certificate of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and to relevant portions of the General Corporation Law of the State of Delaware (“DGCL”).

Common Stock

General.  As of June 30, 2019, there were 129,634,540 shares of common stock issued and outstanding. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Voting Rights.  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Unless otherwise required by law, matters submitted to a vote of our stockholders require the approval of a majority of votes cast by stockholders represented in person or by proxy and entitled to vote on such matter, except that directors will be elected by a plurality of votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they so choose.

Dividend Rights.  Holders of shares of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any then outstanding preferred stock.

Liquidation.  Upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to any liquidation preference granted to holders of any outstanding preferred stock.

Rights and Preferences.  Holders of shares of common stock have no preemptive or conversion rights or other subscription rights, and no redemption or sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable.  All outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Registration Rights. In connection with a private placement of our securities in March 2017, we entered into a Registration Rights Agreement dated March 8, 2017 with certain investors. Pursuant to the terms of the registration rights agreement, we were obligated to prepare, file and maintain with the SEC a registration statement to register for resale certain shares purchased by investors in the private placement following the closing of the private placement, among other customary obligations for agreements of this type.

Listing. Our common stock is listed under the symbol “KDMN” on the New York Stock Exchange.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

As of June 30, 2019, no shares of our preferred stock were outstanding other than shares of our 5% convertible preferred stock, as described below under “—5% Convertible Preferred Stock.” Our Certificate of Incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series.  Terms selected by our board of directors in the future could decrease the amount of earnings and assets available for distribution to holders of shares of common stock or adversely affect the rights and powers, including voting rights, of the holders of shares of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of the 5% convertible preferred stock and any other preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock. The issuance of preferred stock could, among other things, have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of such series of preferred stock. If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

5% Convertible Preferred Stock

        As of June 30, 2019, we had 28,708 shares of convertible preferred stock issued and outstanding, designated as the 5% convertible preferred stock pursuant to the certificate of designations filed by us with the Secretary of State of the State of Delaware, with an aggregate original purchase price and initial liquidation preference of $30.0 million. As of June 30, 2019, the stated liquidation preference of the 5% convertible preferred stock was $33.1 million. Each share of convertible preferred stock was issued for an amount equal to $1,000 per share, which we refer to as the original purchase price.

        The following description is a summary of the material provisions of the 5% convertible preferred stock and the certificate of designations and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the convertible preferred stock and certificate of designations, including the definitions of certain terms used in the certificate of designations. We urge you to read this document because it, and not this description, defines the rights of a holder of the 5% convertible preferred stock. A copy of the form of certificate of designations that we filed with the Secretary of State of the State of Delaware on July 26, 2016 has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

No Mandatory Redemption Date or Sinking Fund

        The shares of 5% convertible preferred stock do not have a mandatory redemption date and are not subject to any sinking fund. The shares of convertible preferred stock will remain outstanding indefinitely unless we are required to redeem them under the circumstances described below in “—Redemption” or we otherwise repurchase them or they are converted into shares of our common stock as described below under “—Conversion Rights.”

Dividends

        The shares of 5% convertible preferred stock are entitled to receive dividends, when and as declared by our board of directors and to the extent of funds legally available for the payment of dividends, at an annual rate of 5% of the sum of the original purchase price per share of 5% convertible preferred stock plus any dividend arrearages. Dividends on the convertible preferred stock shall, at our option, either be paid in cash or added to the stated liquidation preference amount for purposes of calculating dividends at the 5% annual rate (until such time as we declare and pay the missed dividend in full and in cash, at which time that dividend will no longer be part of the stated liquidation preference amount). Dividends shall be payable annually on June 30 of each year and shall be cumulative from the most recent dividend payment date on which dividend has been paid or, if no dividend has ever been paid, from the original date of issuance of the 5% convertible preferred stock and shall accumulate from day to day whether or not declared until paid.

        The shares of 5% convertible preferred stock are also entitled to participate in all dividends declared and paid on shares of company common stock on an “as if” converted basis.

Liquidation Preference

In the event of:

(A)  a liquidation, dissolution or winding up of our company, whether voluntary or involuntary;

(B)  certain changes of control;

(C)  a sale or transfer of all, or substantially all, of our consolidated assets other than to a wholly-owned subsidiary of ours;

(D)  any other event of discharge, retirement or cancellation of the 5% convertible preferred stock, in each case in this clause (D), that is not described in the foregoing clauses (A), (B) or (C) or a redemption pursuant to the certificate of designations;

(E)  our company or one of our significant subsidiaries becoming the subject of certain bankruptcy events;

(F)  a material breach of our obligations under the exchange agreement that is not cured within 15 days after we receive notice from a holder of the 5% convertible preferred stock; or

(G)  upon our failure to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period,

the holders of the 5% convertible preferred stock shall be entitled to receive for each share of 5% convertible preferred stock an amount equal to the greater of (i) (A) (I) the original purchase price per share of 5% convertible preferred stock plus dividend arrearages thereon in cash plus (II) any dividends accrued and unpaid thereon from the last dividend payment date to the date of the final distribution to such holder plus (B) solely in connection with an event specified in clauses (A), (D), (E), (F) or (G) above, a premium equal to 20.2% of the amount described in clause (i)(A) of this sentence at such time or (ii) an amount per share of 5% convertible preferred stock equal to the amount which would have been payable or distributable had each share of 5% convertible preferred stock been converted into shares of our common stock immediately before the event occurred under clause (A), (B), (C) or (D) above.

        Subject to the rights of the holders of any parity shares, upon any of the events specified in clauses (A) through (D) above, after payment shall have been made in full to the holders of the convertible preferred stock and any parity securities, any other series or class or classes of junior securities shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the convertible preferred stock and any parity securities as such shall not be entitled to share in that payment or distribution.

        In the event that the event giving rise to the determination of the amount that holders of 5% convertible preferred stock shall be entitled to receive as their liquidation preference is a failure by us to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period, that event shall be deemed never to have occurred if, subsequent to the expiration of the cure period, (i) that failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any of our or our subsidiaries’ indebtedness have been paid at that time, and (iii) no bankruptcy event has occurred.

Ranking

        The 5% convertible preferred stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of any of the events specified in clauses (A) through (D) under “—Liquidation Preference” above,

(1)  senior to all common stock and to all other equity securities of our company other than equity securities referred to in clauses (2) and (3) of this sentence (“junior securities”);

(2)  to the extent authorized under the certificate of designations, on a parity with all equity securities of our company the terms of which specifically provide that such equity securities rank on a parity with the 5% convertible preferred stock (“parity securities”); and

(3)  to the extent authorized under the certificate of designations, junior to all equity securities of our company the terms of which specifically provide that such equity securities rank senior to the 5% convertible preferred stock (“senior securities”).

        See “Voting Rights—Matters Requiring Approval of Holders of 5% Convertible Preferred Stock” for a description of the types of issuances of equity securities and other securities of our company requiring approval of holders of a majority of shares of 5% convertible preferred stock then outstanding, voting together as a class.

Redemption

If:

(A)	we or one of our significant subsidiaries becomes the subject of certain bankruptcy events;
(B)	a material breach of our obligations under the exchange agreement occurs that is not cured within 15 days after we receive notice from a holder of the 5% convertible preferred stock; or
(C)	we fail to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period,

each holder of 5% convertible preferred stock shall have the right to cause us to redeem all or part of the shares of 5% convertible preferred stock held by such holder for a redemption price per share equal to (i) the original purchase price plus any dividend arrearages plus any dividends accrued and unpaid thereon from the last dividend payment date to, but excluding, the redemption date plus (ii) a premium equal to 20.2% of the amount described in clause (i) of this sentence at such time.

        We are required to mail notice of any redemption event to the holders of 5% convertible preferred stock not later than one business day after we acquire knowledge of that event. That notice must state, among other things, (1) the redemption price and the date of redemption, which shall be no sooner than 30 days and no later than 90 days from the date the notice is mailed and (2) any holder of 5% convertible preferred stock electing to have its shares redeemed shall be required to surrender its shares, with a properly completed redemption request, to us before the close of business on the fifth business day before the redemption date. If we fail to give notice of the redemption event within the time period specified above, then any holder of 5% convertible preferred stock may deliver that notice to us and the other holders, in which case the redemption date shall occur on the 45th day after the date of the notice and any holder electing to have any of its shares of 5% convertible preferred stock redeemed shall be required to surrender its shares, with a properly completed redemption request, to us before the close of business on the fifth business day preceding that redemption date.

        Until the holders of the 5% convertible preferred stock who have delivered a notice to us requesting redemption have been paid the redemption price specified in the previous paragraph in full, no payment will be made to any holder of parity securities or junior securities.

        Notwithstanding anything to the contrary, in the event that the event giving rise to the above redemption right is a failure by us to make any payment of principal, interest or other amount due and payable of any of our indebtedness after giving effect to any applicable cure period, that event shall be deemed never to have occurred and any request for redemption delivered by a holder of 5% convertible preferred stock in respect of that event shall be deemed automatically rescinded if, subsequent to the expiration of the cure period, (i) our failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any of our or our subsidiaries’ indebtedness have been paid at such time and (iii) no bankruptcy event has occurred.

Conversion Rights

Conversion at the Option of the Holder.  The holders of shares of 5% convertible preferred stock will, at any time, be entitled to convert some or all of their 5% convertible preferred stock into the number of shares of our common stock obtained by dividing the aggregate original purchase price of the shares to be converted plus any dividend arrearages plus any dividends accrued and unpaid from the last dividend payment date to but excluding the conversion date by an amount equal to 80% of the initial public offering price per share in our initial public offering, which amount we refer to as the conversion price. The conversion price will be adjustable upon the occurrence of certain events and transactions to prevent dilution as described under “—Adjustments to Conversion Price to Prevent Dilution.” Any shares of our common stock issued upon conversion of the shares of 5% convertible preferred stock shall be validly issued, fully paid and nonassessable. Cash shall be paid in lieu of fractional shares.

Conversion at our Option.  At any time following the first anniversary of the issuance of the 5% convertible preferred stock, provided that (A) the volume-weighted average price of our common stock for the 30 consecutive trading days immediately preceding the date we elect for conversion is in excess of 150% of the initial public offering price per share in this offering (as adjusted for the events described below under “—Adjustments to Conversion Price to Prevent Dilution” and dividends paid in shares of our common stock) and (B) we have in place an effective resale shelf registration statement permitting the resale of all of the shares of common stock issuable upon conversion of the 5% convertible preferred stock, we have the right to require the conversion of any number of shares of 5% convertible preferred stock then outstanding into the number of shares of our common stock obtained by dividing the aggregate original purchase price of the shares to be converted plus any dividend arrearages plus any dividends accrued and unpaid from the last dividend payment date to but excluding the conversion date by the then applicable conversion price.

Adjustments to Conversion Price to Prevent Dilution

The 5% convertible preferred stock is subject to provisions that protect the holders against dilution by adjustment of the conversion price and/or number of shares of common stock issuable upon conversion in certain events such as a subdivision, combination or reclassification of our outstanding common stock.

Voting Rights—Matters Requiring Approval of Holders of 5% Convertible Preferred Stock

        Holders of the 5% convertible preferred stock shall be entitled to vote on any and all matters on which holders of the company common stock are entitled to vote on an “as if” converted basis. Additionally, so long as any 5% convertible preferred stock remains outstanding, without the affirmative approval of the holders of at least a majority of the shares of 5% convertible preferred stock then outstanding, we shall not, directly or indirectly (including through merger or consolidation with any other corporation), and shall not permit any of our subsidiaries to:

(1)  authorize or approve the issuance of any senior securities, 5% convertible preferred stock, or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto) or authorize or create or increase the authorized amount of any senior securities, 5% convertible preferred stock or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto);

(2)  authorize or approve the purchase or redemption of any parity securities or junior securities;

(3)  amend, alter or repeal any of the provisions of the certificate of designations, our Certificate of Incorporation or our Bylaws in a manner that would adversely affect the powers, designations, preferences and rights of the 5% convertible preferred stock;

(4)  contract, create, incur, assume or suffer to exist any indebtedness or guarantee any such indebtedness with an aggregate value of more than $5,000,000 (subject to certain exceptions); or

(5)  agree to take any of the foregoing actions.

        The certificate of designations governing the 5% convertible preferred stock also provides that no amendment or waiver of any provision of the certificate of designations or our Certificate of Incorporation or Bylaws shall, without the prior written consent of all holders of the 5% convertible preferred stock who are known to us to hold, together with their affiliates, more than 5% of the 5% convertible preferred stock then outstanding, (i) reduce any amounts payable or that may become payable to holders of the 5% convertible preferred stock, (ii) postpone the payment date of any amount payable to holders of the 5% convertible preferred stock or waive or excuse any payment, (iii) modify or waive the conversion rights of the 5% convertible preferred stock in a manner that would adversely affect any holder of the 5% convertible preferred stock, or (iv) change any of the voting-related provisions or any other provision of the certificate of designations specifying the number or percentage of holders of the 5% convertible preferred stock which are required to waive, amend or modify any rights under the certificate of designations or make any determination or grant any consent under that document.

Registration Rights

The holders of the 5% convertible preferred stock were granted registration rights, subject to customary cutbacks, blackout periods and other exceptions, for all shares of our common stock issued or issuable upon conversion of the 5% convertible preferred stock, including (a) two demand registrations at any time after the expiration of 180 days from the closing of our initial public offering, (b) unlimited piggyback rights and (c) the right to require filing of a resale S-3 registration statement (once we became eligible to file on such form) and maintenance of its effectiveness on an “evergreen” basis until such time as there are no longer any registrable securities.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The provisions of the DGCL and our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Election and Removal of Directors.  Our directors are elected until the expiration of the term for which they are elected and until their respective successors are elected. Our directors may be removed only by the affirmative vote of at least a majority of the holders of our then outstanding common stock. This system of electing and removing directors generally makes it more difficult for stockholders to replace a majority of our directors. For more information on our board of directors, see the section entitled “Corporate Governance” in our Definitive Proxy Statement dated as of April 2, 2019.

Authorized but Unissued Shares.  The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, changes in our management, tender offer, merger or otherwise.

Stockholder Action; Advance Notification of Stockholder Nominations and Proposals.  Our Certificate of Incorporation and Bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Our Certificate of Incorporation and Bylaws also require that special meetings of stockholders be called only by our board of directors, the Chairman of our board of directors or our Chief Executive Officer. In addition, our Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying changes in our management, which could depress the market price of our common stock.

Delaware Anti-Takeover Law.  Our Certificate of Incorporation provides that Section 203 of the DGCL, an anti-takeover law, applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

Limitation of Liability and Indemnification

Our Certificate of Incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL (governing distributions to stockholders); or
•	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our Certificate of Incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our Bylaws also provide that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We also indemnify any person who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Exclusive Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director or officer of our company to our company or our company’s stockholders, (iii) action asserting a claim against our company arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or (iv) action asserting a claim against our company governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, there is uncertainty as to whether a court would enforce our forum selection clause in connection with claims arising under the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue and sell under this prospectus will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common stock. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered.  These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the date or dates on which the principal of the debt securities may be payable;
•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
•

the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;
•

our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;
•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;
•	whether the debt securities will be issued in the form of global securities;
•	provisions, if any, for the defeasance of the debt securities;
•	any United States federal income tax consequences; and
•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•

any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•

(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i)) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities, of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;
(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;
(3)

default in the performance, or breach, of any covenant in the indentures (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; and/or
(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may, by notice in writing to us, declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	the rights of holders of the debt securities to receive payments of principal and interest;
•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:
•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or
•

all debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and
•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;
•	U.S. government obligations; or
•

a combination of money and U.S. government obligations, in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;
•

in the case of a legal defeasance, we have delivered to the trustee an opinion of counsel stating that, (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this prospectus, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•

in the case of a covenant defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•

if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors purchasing the warrants or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

 Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; and/or
•	exercise any rights as stockholders of Kadmon.

 Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, if any, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;
•	currencies; and/or
•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

FORM OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement, unit agreement or other applicable agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or other applicable agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, or unit agreement or other applicable agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, unit agreement or other applicable agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of Kadmon, any trustee, any warrant agent, any unit agent or any other agent of Kadmon, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium or interest to holders or other distribution of underlying securities or other property to holders on that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

Plan of Distribution

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We or the selling stockholders may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters or placement agents acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters or agents, if any;
•	the public offering price or purchase price of the securities and the proceeds we will receive from the sale;
•	any overallotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale of the securities in respect of which this prospectus is delivered, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we or the selling stockholders, as applicable, have a material relationship. We or the selling stockholders will describe any such arrangement in the prospectus supplement, naming the underwriter and the nature of any such relationship.

We or the selling stockholders may sell securities directly or through agents we designate from time to time. We or the selling stockholders will name any agent involved in the offering and sale of securities, and we or the selling stockholders will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our or the selling stockholders’ agent will act on a best efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We or the selling stockholders will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In order to facilitate the offering of the securities, any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions include purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Legal matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Covington & Burling LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of Kadmon Holdings, Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement we filed with the SEC. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement of which this prospectus forms a part.

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference into this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.kadmon.com. The information on, or that can be accessed through, our website or any other website that we may maintain is not incorporated by reference into this prospectus or any other filings we make with the SEC.

Information Incorporated by Reference

The SEC allows us to incorporate by reference into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-37841) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 5, 2019;
•

the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2018 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 2, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January 23, 2019 (other than any portion thereof deemed furnished and not filed), February 5, 2019, February 7, 2019 (other than any portion thereof deemed furnished and not filed), February 11, 2019 (other than any portion thereof deemed furnished and not filed), March 22, 2019 (other than any portion thereof deemed furnished and not filed), May 16, 2019, July 9, 2019 and August 30, 2019 (other than any portion thereof deemed furnished and not filed); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 21, 2016, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to the Corporate Secretary, Kadmon Holdings, Inc., 450 East 29th Street, New York, NY 10016 (telephone: (212) 308-6000). Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q may also be found on the Investor Relations portion of our website at investors.kadmon.com. The information on, or that can be accessed through, our website or any other website that we may maintain is not incorporated by reference into this prospectus or any other filings we make with the SEC.

                                 Shares of Common Stock

Prospectus Supplement

Joint Book-Running Managers

ferries
Jefferies	Cantor

Co-Lead Managers

H.C. Wainwright & Co.	Oppenheimer & Co.

  , 2019.